Exhibit 10.1
Dick’s Sporting Goods
Supplemental Smart Savings
Plan
Effective: July 1, 2006

CONTENTS

CONTENTS			i
Article	I.	INTRODUCTION	1
	1.1	Introduction and Purpose	1
Article	II.	DEFINITIONS	2
	2.1	Account(s)	2
	2.2	Affiliated Company	2
	2.3	Base Salary Deferral Account	2
	2.4	Base Salary Deferral Credits	2
	2.5	Benefit Distribution Date	2
	2.6	Board of Directors	2
	2.7	Change in Control	2
	2.8	Code	4
	2.9	Committee	4
	2.10	Company	5
	2.11	Compensation	5
	2.12	Deferral Election	5
	2.13	Dick’s Matching Deferral Account	5
	2.14	Dick’s Matching Deferral Credits	5
	2.15	Disability	5
	2.16	Effective Date	5
	2.17	Eligible Employee	5
	2.18	ERISA	5
	2.19	Incentive Bonus Award Deferral Account	6
	2.20	Incentive Bonus Award Deferral Credits	6
	2.21	Installment(s)	6
	2.22	Normal Form of Distribution	6
	2.23	Participant	6
	2.24	Performance-based Compensation	6
	2.25	Plan	6
	2.26	Plan Year	6
	2.27	Quarterly Bonus Deferral Account	6
	2.28	Quarterly Bonus Deferral Credits	7
	2.29	Separation from Service	7
	2.30	Specified Employee	7
	2.31	Valuation Date	7
	2.32	Vanguard Funds	7
Article	III.	ELIGIBILITY AND PARTICIPATION	8
	3.1	Eligibility to Participate	8
	3.2	Change in Status as Eligible Employee	8
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Article	IV.	DEFERRAL ELECTIONS	9
	4.1	Establishment of Participant Accounts	9
	4.2	Participant Deferral Credits	9
	4.3	Deferral Election	10
	4.4	Company Matching Credits	10
	4.5	Credits for Investment Earnings and Debits for Investment Losses	11
Article	V.	VESTING	13
	5.1	Vesting of Accounts	13
	5.2	Vesting of Dick’s Matching Deferral Account	13
Article	VI.	PAYMENT OF BENEFITS	14
	6.1	Distribution Elections	14
	6.2	Timing of Distributions — Benefit Distribution Date	14
	6.3	Form of Distribution	15
	6.4	Revised Distribution Election — Time and Form of Distribution	15
	6.5	Permitted Acceleration of Payment: Domestic Relations Order	15
	6.6	Payment for Unforeseen Emergency	16
	6.7	Payment of Disability Benefits	16
	6.8	Payment of Death Benefits	17
	6.9	Change in Control	17
	6.10	Valuation of Distributions	18
Article	VII.	AMENDMENT OR TERMINATION OF PLAN	19
	7.1	Amendments Generally	19
	7.2	Right to Terminate	19
Article	VIII.	MISCELLANEOUS	21
	8.1	Unfunded Plan	21
	8.2	Nonguarantee of Employment	21
	8.3	Nonalienation of Benefits	21
	8.4	Taxes and Withholding	22
	8.5	Applicable Law	22
	8.6	Headings and Subheadings	22
	8.7	Successors	22
	8.8	No Guarantee of Tax Consequences	22
Article	IX.	ADMINISTRATION OF THE PLAN	23
	9.1	Powers and Duties of the Executive Benefits Committee	23
	9.2	Claims Procedure	24
EXECUTION OF DOCUMENT			25
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Article I. INTRODUCTION
1.1	Introduction and Purpose
Dick’s Sporting Goods Supplemental Smart Savings Plan (the “Plan”) has been established by Dick’s Sporting Goods, Inc. (the “Company”) for the purpose of providing deferred compensation for a select group of management or highly compensated employees who contribute materially to the continued growth, development and future business success of the Company. This Plan is intended to enhance the long-term performance and retention of such management or highly compensated employees selected to participate in this Plan.

This Plan is intended to constitute a non-qualified, unfunded plan for federal tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974 as amended from time to time (“ERISA”). Further, this Plan is intended to comply with section 409A of the Internal Revenue Code (the “Code”) and is to be construed in accordance Code Section 409A and the regulations issued thereunder, as in effect from time to time. Without affecting the validity of any other provision of the Plan, to the extent that any Plan provision does not meet the requirements of Code Section 409A and the regulations issued thereunder, the Plan shall be construed and administered as necessary to comply with such requirements until this Plan is appropriately amended to comply with such requirements.

This Plan shall function solely as a “top-hat” plan within the meaning of Sections 201(2), 301(a)(3), and 401(a)(l) of the ERISA. As such, this Plan is subject to limited ERISA reporting and disclosure requirements, and is exempt from all other ERISA requirements. Distributions required or contemplated by this Plan or actions required to be taken under this Plan shall not be construed as creating a trust of any kind or a fiduciary relationship between the Company and any Participant, any Participant’s designated beneficiary, or any other person.

This Plan is to be maintained according to the terms of this document and the Company or its designee shall have the sole authority to construe, interpret and administer the Plan.
Dick’s Sporting Goods Supplemental Smart Savings Plan

Article II. DEFINITIONS
Wherever used in the Plan, the following terms have the meanings set forth below, unless otherwise expressly provided:
2.1	Account(s)
Account(s) means the separate account established for recordkeeping purposes only for each Participant comprising of the Base Salary Deferral Account, the Incentive Bonus Award Deferral Account, the Quarterly Bonus Deferral Account, and the Dick’s Matching Deferral Account as further described in Section 4.1 of the Plan.

2.2	Affiliated Company
Affiliated Company means (i) the Company, (ii) any other corporation which is a member of the controlled group of corporations which includes the Company, as determined in accordance with the ownership rules of Code Section 1563, without regard, however, to subsections (a)(4) or (e)(3)(C) of such Section 1563, and (iii) any other entity in which the Company has a significant equity interest or owns a substantial capital or profits interest.

2.3	Base Salary Deferral Account
Base Salary Deferral Account means the separate account established by the Committee for recordkeeping purposes only to track Base Salary Deferrals in the name of each Participant in accordance with Section 4.1 of the Plan.

2.4	Base Salary Deferral Credits
Base Salary Deferral Credits means the amounts credited to a Participant’s Base Salary Deferral Account in accordance with Section 4.2 of the Plan.

2.5	Benefit Distribution Date
Benefit Distribution Date means the specific distribution date elected by the Participant as described in Section 6.2 of the Plan.

2.6	Board of Directors
Board of Directors means the Board of Directors of the Company, or if the context requires, the Compensation Committee of the Board of Directors.

2.7	Change in Control
Change in Control means a change in ownership or control of the Company or a Change in Control means one of the events described below. Whether a Change in Control has occurred shall be objectively determinable and not subject to the discretion of the Committee, the Board of Directors or any other person.

Dick’s Sporting Goods Supplemental Smart Savings Plan

(a)	Change in Ownership of the Company. The acquisition by any person, entity or group of stock of the Company that, together with the stock already held by such person, entity or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; provided that if any one person, entity or group is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person, entity or group shall not be considered to cause a change in ownership of the Company under this section, or a change in effective control of the Company under subsection (b) below. An increase in the percentage of stock owned by any person, entity or group, as a result of a transaction in which the Company acquires its stock in exchange for property shall be treated as an acquisition of stock for purposes of this section. This section shall only apply when there is a transfer of Company stock (or issuance of Company stock) and stock of the Company remains outstanding after the transaction.

(b)	Change in Effective Control of the Company. During any 12-month period, (i) the acquisition by any person, entity or group of stock of the Company that constitutes 35% or more of the total voting power of the stock of the Company, or (ii) a majority of the members of the Board of Directors is replaced by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors as constituted prior to the date of such appointment or election; provided that if any person, entity or group is considered to effectively control the Company within the meaning of this section, the acquisition of additional control of the Company shall not be considered to cause a change in effective control of the Company under this section, or a change of ownership of the Company under subsection (a).

(c)	Change in Ownership of a Substantial Portion of the Company’s Assets. During any 12-month period, the acquisition by any person, entity or group of assets of the Company that have a total gross fair market value equal to more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition. For purposes of this section, “gross fair market value” means the value of the Company’s total assets or the value of the assets being disposed of, determined without regard to any associated liabilities. Notwithstanding the foregoing, a Change in Control shall not occur under this section where there is a transfer of assets to an entity that is controlled by the shareholders of the Company immediately after the transfer, including:
(1)	a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;
Dick’s Sporting Goods Supplemental Smart Savings Plan

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(2)	an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company;

(3)	a person, entity or group that owns, directly or indirectly, 50% or more of the total value or voting power of all of the outstanding stock of the Company; or

(4)	an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person, entity or group described above in subparagraph (3).
(d)	For purposes of Section 2.5, the following rules shall apply:
(1)	Persons or entities shall not be considered to be acting as a group solely because they purchase or own stock or assets (as relevant) of the Company at the same time, or as a result of the same public offering. However, persons or entities shall be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. If a person or entity owns stock of the Company and stock of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company, such shareholder shall be considered to be acting as a group only with other shareholders of the Company prior to the transaction and not with respect to the shareholder’s ownership interest in the other corporation.

(2)	Stock ownership shall be determined in accordance with section 318(a) of the Code. Stock underlying a vested option shall be considered to be owned by the individual who holds the vested option (and stock underlying an unvested option shall not be considered to be owned by the individual who holds the unvested option). For purposes of the preceding sentence, however, if a vested option is exercisable for stock that is not substantially vested (as defined in Ireas, Reg. sections 1.83-3(b) and (j)), the stock underlying the option shall not be treated as owned by the individual who holds the option.
2.8	Code
Code means the Internal Revenue Code of 1986, as amended.

2.9	Committee
Committee means the Executive Benefits Committee of the Company that will be responsible for the administration of the Plan pursuant to Article IX.
Dick’s Sporting Goods Supplemental Smart Savings Plan

2.10	Company
Company means Dick’s Sporting Goods, Inc., a Delaware corporation, and its affiliates or subsidiaries.

2.11	Compensation
Compensation means regular gross base salary, quarterly and annual bonus awards eligible for deferral and earned by the Participant for service as an Eligible Employee during the Plan Year. In no event, however, shall a Participant’s Compensation include, for purposes of the Plan, any item of compensation paid or distributed to the Participant after a period of deferral, whether under this Plan or any other program of deferred compensation maintained by the Company or any Affiliated Company.

2.12	Deferral Election
Deferral Election means the written or electronic media salary reduction agreement entered into by an Eligible Employee and the Committee pursuant to this Plan and which is made on a form and manner described in Section 4.3 of the Plan.

2.1.3	Dick’s Matching Deferral Account
Dick’s Matching Deferral Account means the separate account established by the Committee for recordkeeping purposes only to track Dick’s Matching Deferral Credits in the name of each Participant in accordance with Section 4.1 of the Plan.

2.14	Dick’s Matching Deferral Credits
Dick’s Matching Deferral Credits means the amounts credited to a Participant’s Dick’s Matching Deferral Account in accordance with Section 4.2 of the Plan.

2.15	Disability
Disability means any medical or physical impairment that can be expected to result in death or to last for at least 12 months as determined by the Committee.

2.16	Effective Date
Effective Date means July 1,2006.

2.17	Eligible Employee
Eligible Employee means any senior managers and other highly compensated employees of the Company who are designated by the Company and approved by the Committee.

2.18	ERISA
ERISA means the Employee Retirement Income Security Act of 1974, as amended.
Dick’s Sporting Goods Supplemental Smart Savings Plan

2.19	Incentive Bonus Award Deferral Account
Incentive Bonus Award Deferral Account means the separate account established by the Committee for recordkeeping purposes only to track Incentive Bonus Award Deferrals in the name of each Participant in accordance with Section 4.1 of the Plan.

2.20	Incentive Bonus Award Deferral Credits
Incentive Bonus Award Deferral Credits means the amounts credited to a Participant’s Incentive Bonus Award Deferral Account in accordance with Section 4.2 of the Plan.

2.21	Installment(s)
Installment(s) means an aggregate single payment for the purpose of subsequent deferral rules according to Code Section 409A and the regulations thereunder.

2.22	Normal Form of Distribution
Normal Form of Distribution means a single lump sum payment.

2.23	Participant
Participant means any present or former Eligible Employee who has become a Participant in the Plan in accordance with the provisions of Article III and who continues to have an Account balance under the Plan or whose beneficiary has such account balance.

2.24	Performance-based Compensation
Performance-based Compensation means compensation that is paid contingent on the satisfaction of pre-established objective or subjective performance criteria. If subjective, the criteria must relate to Participant performance as an individual, or, a group of Participants including the individual.

2.25	Plan
Plan means the Dick’s Sporting Goods Supplemental Smart Savings Plan, as set forth in this document and as amended from time to time.

2.26	Plan Year
Plan Year means the calendar year, the twelve-month period beginning each January 1 and ending on December 31. The first year will be a short Plan Year beginning July 1, 2006 and ending December 31, 2006.

2.27	Quarterly Bonus Deferral Account
Quarterly Bonus Deferral Account means the separate account established by the Committee for recordkeeping purposes only to track Quarterly Bonus Deferral Credits in the name of each Participant in accordance with Section 4.1 of the Plan.
Dick’s Sporting Goods Supplemental Smart Savings Plan

2.28	Quarterly Bonus Deferral Credits
Quarterly Bonus Deferral Credits means the amounts credited to a Participant’s Quarterly Bonus Deferral Account in accordance with Section 4.2 of the Plan.

2.29	Separation from Service
Separation from Service means termination of employment by an employee of the Company resulting from death, retirement or otherwise. The employment relationship is treated as continuing in tact while the employee is on military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed six months, or if longer, so long as the employee’s right to reemployment with the Company is provided either by statute or by contract. If the period of leave exceeds six months and the individual’s right to reemployment is not provided either by statute or by contract, the employment relationship is deemed to terminate on the first date immediately following such six-month period. Termination of employment occurs if the Participant does not provide service as a part-time employee within the limits specified under Code section 409A and the regulations thereunder.

2.30	Specified Employee
Specified Employee means a Specified Employee, as defined in Code Section 416(i) without regard to section 416(i)(5), of the Company (whose stock is publicly traded on an established securities market) determined during the 12-month period ending December 31, and effective for the 12-month period commencing on the following April 1.

2.31	Valuation Date
Valuation Date means each day the New York Stock Exchange is open for trading.

2.32	Vanguard Funds
Vanguard Funds means one or more of the regulated investment companies offered by The Vanguard Group, Inc. and made available under the Plan by the Company for designation by Participants under the Plan for purposes of determining investment earnings and losses. The term Vanguard Funds shall also include any additional or successor investments that may be selected by the Committee for determining investment gains and losses for the Accounts.
Dick’s Sporting Goods Supplemental Smart Savings Plan

Article III. ELIGIBILITY AND PARTICIPATION
3.1	Eligibility to Participate

Any Eligible Employee shall be eligible to become a Participant in this Plan as described below, upon the completion of a Deferral Election subject to the approval of the Committee.
(a)	Eligible Employees satisfying the eligibility requirements on the Effective Date will enter the Plan on the Effective Date and may make a Deferral Election to defer Compensation for services to be performed subsequent to the Deferral Election within 30 days after the Effective Date. Except as provided in Section 3.1(b), employees deemed eligible after the Effective Date shall commence participation on the first day of the Plan Year following satisfaction of the eligibility requirements.

(b)	Notwithstanding Section 3.1(a), the Company may separately designate an employee for eligibility solely for deferral of the annual Incentive Bonus Award after the commencement of the Plan Year. Such Eligible Employee who is first selected for participation in the Plan after the start of a Plan Year must, in order to participate in the Plan, make his or her Deferral Election at least six (6) months prior to the close of the service period for which the Performance-based Compensation is earned, or otherwise specified under Code Section 409A.

(c)	Notwithstanding the foregoing, for each subsequent Plan Year of participation, a Participant must file his or her non Performance-based Compensation Deferral Election no later than the last day of the immediately preceding Plan Year and his or her Performance-based Compensation Deferral Election at least six (6) months prior to the close of the service period for which such Compensation is earned, or as otherwise specified under Code Section 409A.
3.2	Change in Status as Eligible Employee

An Eligible Employee who ceases to satisfy the requirements of eligibility shall continue Deferral Elections only for the calendar year in which such change in status occurred. The Committee shall have complete discretion to exclude one or more individuals from Participant status for one or more Plan Years as the Committee deems appropriate, even if the person is a Participant or Eligible Employee
Dick’s Sporting Goods Supplemental Smart Savings Plan

Article IV. DEFERRAL ELECTIONS
4.1	Establishment of Participant Accounts
The Company shall establish and maintain on its books and records an Account with several subaccounts in the name of each Participant in order to record:
(a)	amounts of Base Salary Deferral Credits on the Participant’s behalf pursuant Section 4.3 of the Plan;

(b)	amounts of Quarterly Bonus Deferral Credits on the Participant’s behalf pursuant to Section 4.3 of the Plan;

(c)	amounts of Incentive Bonus Award Deferral Credits on the Participant’s behalf pursuant to Section 4.3 of the Plan;

(d)	amounts of Dick’s Matching Deferral Credits on the Participant’s behalf pursuant to Section 4.4 of the Plan;

(e)	credits or debits for investment earnings or losses pursuant to Section 4.5 of the Plan; and

(f)	payments of benefits to the Participant or the Participant’s beneficiary pursuant to Article VI of the Plan.
4.2	Participant Deferral Credits
(a)	A Participant may complete a Deferral Election as described in Section 4.3 of the Plan to reduce the amount of Compensation that the Participant would otherwise receive and separately elect to defer:
(1)	up to 15% percent of Base Salary each Plan Year; and/or

(2)	up to 15% of Quarterly Bonus compensation each Plan Year; and/or

(3)	up to 15% of annual Incentive Bonus Award compensation each Plan Year.
(b)	Deferral Credits amounts will be credited to the Participant’s Deferral Account in accordance with the time and manner established by the Committee.

(c)	The Committee may revise the percentage of Compensation permitted under Sections 4.2(a)(l), 4.2(a)(2), and 4.2(a)(3) pursuant to Section 9 l(h).
Dick’s Sporting Goods Supplemental Smart Savings Plan

(d)	Under no circumstances shall the total aggregate annual combined Base Salary, Quarterly Bonus and Incentive Bonus Award Deferral Credits to this Plan be greater than the limit specified in Section 402(g) of the Code for the applicable Plan Year, less the deferral amounts subject to Section 402(g) of the Code credited to the Dick’s Sporting Goods, Inc. Smart Savings 401(k) Plan.
4.3	Deferral Election
(a)	A Participant may defer Compensation in a given calendar year based on elections made in writing including electronic media to the Committee in accordance with administrative procedures as follows:
(1)	prior to the commencement of the Plan Year for Base Salary Deferrals and Quarterly Bonus Deferrals,

(2)	six months or more in advance of the close of the service period for Incentive Bonus Award Deferrals designated as Performance-based Compensation with service periods of twelve months and more. In no event can an election be made, nor will it be accepted, after any such Compensation has become both substantially certain to be paid and readily ascertainable.
(b)	The rate of deferral made for a Plan Year will be irrevocable for that Plan Year.

(c)	Elections must be made separately for each Plan Year Employees who first become eligible to participate in the Plan during any Plan Year shall be permitted to submit a Deferral Election within a 30-day period of becoming eligible and entering the Plan.

(d)	Pursuant to Section 6.3 of the Plan, the Participant will also separately elect a form of distribution for
(1)	Base Salary Deferrals, Quarterly Bonus Award Deferrals, and Dick’s Matching Deferrals; and/or

(2)	Incentive Bonus Award Deferrals with service periods of twelve months and more.
4.4	Company Matching Credits
(a)	The Committee will credit the Dick’s Matching Deferral Account of each Participant who defers Compensation in an amount equal to Section 4.4(a)(l) of the Plan less Section 4.4(a)(2) of the Plan:
Dick’s Sporting Goods Supplemental Smart Savings Plan

(1)	A discretionary percentage of Compensation determined annually by the Company and deferred into both the Dick’s Sporting Goods, Inc. Smart Savings 401(k) Plan and this Plan up to 10% of Compensation, regardless of any statutory limit

(2)	The matching contribution made to Dick’s Sporting Goods, Inc. Smart Savings 401(k) Plan.
(b)	The Committee shall credit the full match eligible under to Dick’s Sporting Goods, Inc. Smart Savings 401 (k) Plan to said Plan prior to any credits being made to this Plan.

(c)	The Committee shall determine the time and manner for crediting the Company Matching Credits to the Participant’s Dick’s Matching Deferral Account.
4.5	Credits for Investment Earnings and Debits for Investment Losses
(a)	All amounts credited to a Participant’s Account shall be credited with amounts of investment earnings or debited with amounts of investment losses that correspond to the total investment return earned by the Vanguard Fund or combination of Vanguard Funds designated in advance by the Participant for these purposes.

(b)	The designation of one or more Vanguard Funds by a Participant under this section of the Plan shall be used solely to measure the amounts of investment earnings or losses that will be credited or debited to the Participant’s Account on the Company’s books and records, and the Company shall not be required under the Plan to establish any account in the Vanguard Funds or to purchase any Vanguard Fund shares on the Participant’s behalf.

(c)	The designation by a Participant of any Vanguard Funds under this section of the Plan shall be made in accordance with rules and procedures established by the Committee.

(d)	The Vanguard Funds are valued each day the New York Stock Exchange is open for trading.

(e)	A Participant may elect to revise the investment options with respect to existing Account allocations or future contributions pursuant to the Deferral Election at any time by notification to the Committee in the prescribed manner. The Committee, however, retains the right to review and restrict transfer rights at any time.
Dick’s Sporting Goods Supplemental Smart Savings Plan

(f)	If a Participant fails to make a proper designation, then his or her Accounts shall be deemed to be invested in the Vanguard Fund(s) designated by the Committee from time to time in a uniform and nondiscriminatory manner. On the Effective Date of the Plan, the Committee selected the Vanguard Prime Money Market Fund as the investment for Participants who fail to make an investment election. This investment option can be changed by the Committee from time to time in a uniform and nondiscriminatory manner.
Dick’s Sporting Goods Supplemental Smart Savings Plan

Article V. VESTING
5.1	Vesting of Accounts
A Participant shall be fully vested in the amounts credited to his or her Base Salary Deferral, Quarterly Bonus Deferral and Incentive Bonus Deferral Accounts at all times.

5.2	Vesting of Dick’s Matching Deferral Account
A Participant shall become vested in the amounts credited to his or her Dick’s Matching Deferral Account under the service requirements in Dick’s Sporting Goods, Inc. Smart Savings 401(k) Plan vesting schedule. Notwithstanding the foregoing, Dick’s Matching Deferral Account shall become 100% fully vested in the event of Disability in accordance with Section 6.7 or Death in accordance with Section 6.8.
Dick’s Sporting Goods Supplemental Smart Savings Plan

Article VI. PAYMENT OF BENEFITS
6.1	Distribution Elections
A Participant shall specify the time and form of distribution separately for his or her Accounts for each Plan Year he or she makes a Deferral Election.

6.2	Timing of Distributions — Benefit Distribution Date
(a)	Elected by Participant. A Participant shall separately elect, at the time of each deferral of Compensation, to receive the associated distribution from his or her 1) Base Salary Deferral Account, 2) Quarterly Bonus Deferral Account and 3) Incentive Bonus Award Deferral Account in accordance with one of the two following options:
(1)	The earlier of:
(A)	A specific date which occurs no earlier than during the second Plan Year following the Plan Year in which the Deferrals designated for distribution were credited; and

(B)	The date of Separation from Service with the Company, or
(2)	The date of Separation from Service with the Company.
Mandated Timing: A Participant shall receive distributions from his or her Dick’s Matching Deferral Account following Separation from Service with the Company.

Payments will be made as soon as administratively feasible following the election designated by the Participant and timing mandated by the Plan.

(b)	Failure to Elect. In the event a Participant fails to provide a Benefit Distribution Date, Section 6.2(a)(2) of the Plan shall automatically apply. Active employees of the Company may revise the Benefit Distribution Date in accordance with the revised distribution election provisions in Section 6.4 of the Plan.

(c)	Timing. Distributions shall commence as soon as administratively feasible following Separation from Service, Death, or Disability.

(d)	Notwithstanding any provision of this Plan to the contrary, no amount payable hereunder may be made for a period of six months after Separation
Dick’s Sporting Goods Supplemental Smart Savings Plan

from Service for any Eligible Employee or Participant that is a Specified Employee. Any payment that would otherwise be due during the six-month period will be paid after the end of the six months.
6.3	Form of Distribution
(a)	Elected by Participant. A Participant shall separately elect, at the time of each deferral of Compensation, the associated form of distribution from his or her 1) Base Salary Deferral Account, 2) Quarterly Bonus Deferral Account, 3) Incentive Bonus Award Deferral Account and 4) Dick’s Matching Deferral Account in a manner prescribed by the Committee and in accordance with one of the following two payment options:
(1)	A single lump sum payment, or

(2)	Monthly, quarterly, semi-annual or annual Installments, with any Installment term between 2 and 15 years.
(b)	Failure to Elect. In the event a Participant fails to provide the form of distribution, Section 6.3(a)(l) of the Plan shall automatically apply. Active employees of the Company may revise the form of payment in accordance with the revised distribution election provisions in Section 6.4 of the Plan.
6.4	Revised Distribution Election — Time and Form of Distribution
With respect to previously deferred Compensation, a Participant may elect to change the Benefit Distribution Date elected pursuant to 6.2 of the Plan and/or the form of benefit elected pursuant to Section 6.3 of the Plan (a “revised election”), if the following requirements are met:
(a)	The revised election shall not take effect for at least twelve (12) months after the date of such revised election;

(b)	The first payment with respect to such revised election shall not be made until at least five (5) years after the date on which distribution would have otherwise begun; provided that earlier distribution may be made in the event of the Participant’s Death or Disability;

(c)	If applicable, the revised election shall be made at least 12 months prior to a scheduled Benefit Distribution Date.
6.5	Permitted Acceleration of Payment: Domestic Relations Order
Notwithstanding the Participant’s elected time and form of distribution pursuant to Section 6.2 of the Plan and the restrictions of Section 6.3 of the Plan, the time or schedule of a payment shall be made to the extent necessary to comply with a
Dick’s Sporting Goods Supplemental Smart Savings Plan

domestic relations older (as defined in section 414(p)(1)(B) of the Code) that meets the requirements of the Company’s domestic relations order procedures applicable to non-qualified plans, if such payment is made to an individual other than the Participant. Subject to the review and approval of the Committee, a domestic relations order distribution may be made from the Base Salary, Quarterly Bonus, Incentive Bonus Award and Dick’s Matching Deferral Accounts.

6.6	Payment for Unforeseen Emergency
A Participant who incurs severe financial hardship as defined in this subsection (a) and does not have other available resources as described in this subsection (b), may apply to the Committee for an immediate distribution from his or her Accounts in an amount necessary to satisfy such financial hardship and the tax liability attributable to such distribution.
(a)	A Participant incurs a severe financial hardship as a result of the following:
(i)	a sudden and unexpected illness or accident involving the Participant or his or her spouse 01 any dependent (as determined pursuant to Section 152(a) of the Code),

(ii)	a casualty loss involving the Participant’s property or

(iii)	other similar extraordinary and unforeseeable event beyond the Participant’s control.
(b)	Such Participant does not have any other resources available, whether through reimbursement or compensation (by insurance or otherwise), liquidation of existing assets (to the extent such liquidation would not itself result in financial hardship), or cessation of deferrals, to satisfy such financial emergency.

(c)	The determination of whether a Participant has incurred a severe financial hardship entitling the Participant to a payment under this section shall be made by the Committee on a uniform and non-discriminatory basis, and shall be based on appropriate documentation or other evidence required by the Committee.
6.7	Payment of Disability Benefits
If a Participant becomes permanently and totally disabled, as determined by the Long Term Disability Plan of the Company, the entire value of his or her Base Salary, Quarterly Bonus, Incentive Bonus Award and Dick’s Matching Deferral Accounts shall be distributed to the Participant in a single lump sum. Any distribution pursuant to this section will occur as soon as administratively feasible following the determination of the Disability as approved by the Committee.
Dick’s Sporting Goods Supplemental Smart Savings Plan

6.8	Payment of Death Benefits
(a)	Each Participant shall designate a beneficiary on the proper beneficiary form as prescribed by the Committee to receive his or her Base Salary, Quarterly Bonus, Incentive Bonus Award and Dick’s Matching Deferral Accounts in the event of death. If a Participant dies with a balance credited to his or her Base Salary, Quarterly Bonus, Incentive Bonus Award and Dick’s Matching Deferral Accounts, such balance shall be paid to the applicable beneficiary or beneficiaries in a single lump-sum.

(b)	Any distributions pursuant to this section will occur following the date of death and receipt by the Company of acceptable proof of the Participant’s death and approval by the Committee.

(c)	Notwithstanding the above, if no beneficiary designation is on file with the Company at the time of death of the Participant or such designation is not effective for any reason then the designated beneficiary to receive such benefits shall be as follows:
(1)	the Participant’s surviving spouse; or

(2)	if there is no surviving spouse, then to the Participant’s estate.
(d)	All decisions made by the Committee in good faith and based upon affidavit or other evidence satisfactory to the Committee regarding questions of fact in the determination of the identity of such beneficiary(ies) shall be conclusive and binding upon all parties, and payment made in accordance therewith shall satisfy all liability hereunder.
6.9	Change in Control

As soon as possible following a Change in Control of the Company all plan benefits are immediately payable according to one of the following:
a)	in the form of a single lump sum; or,

b)	according to the times and in the forms of distribution originally elected by the Participant each class year.

Should a Participant during an annual election period fail to make an election for time and form of payment pursuant to this section, the benefit distribution will be made in the form of a single lump sum for the applicable class year.

A Change in Control is generally a change in ownership of the Company, a change in effective control of the Company or a change in a substantial portion of the assets of
Dick’s Sporting Goods Supplemental Smart Savings Plan

the Company as defined in Code Section 409A and IRS Notice 2005-1 and described in Section 2 of the Plan.

6.10	Valuation of Distributions
The benefit amount of a Participant’s Accounts to be distributed pursuant to this Article VI shall be based on the value of such Accounts on any business day that the New York Stock Exchange is open for trading as soon as practicable after instructions are received in good order by the Committee.
Dick’s Sporting Goods Supplemental Smart Savings Plan

Article VII. AMENDMENT OR TERMINATION OF PLAN
7.1	Amendments Generally
The Company reserves the right to amend the Plan at any time. No amendment, however, may reduce the amount credited to Accounts at the time of the amendment’s adoption, except as may otherwise be required by law. Without limiting the generality of the foregoing, the Committee may amend the Plan to impose such restrictions upon the timing, filing and effectiveness of Deferral Elections, the investment procedures and investment alternatives available under the Plan and the distribution provisions of Article VI which the Committee deems appropriate or advisable in order to avoid the current income taxation of amounts deferred under the Plan which might otherwise occur as a result of changes to the tax laws and regulations governing deferred compensation arrangements such as the Plan and may also, in such event, cease further deferrals under the Plan.

7.2	Right to Terminate
The Company may terminate the Plan at any time in whole or in part.
(a)	Except for such modifications, limitations or restrictions as may otherwise be required to avoid current income taxation or other adverse tax consequences as a result of changes to the tax laws and regulations applicable to the Plan, no such plan amendment or plan termination authorized by the Committee shall adversely affect the benefits accrued to date under the Plan or otherwise reduce the then outstanding balances credited to Accounts or otherwise adversely affect the distribution provisions in effect for those Accounts, and all amounts deferred prior to the date of any such plan amendment or termination shall, subject to the foregoing exception, continue to become due and payable in accordance with the distribution provisions of Article VI as in effect immediately prior to such amendment or termination. Termination of the Plan shall not serve to reduce the amount credited to an Account at the time of termination.

(b)	Notwithstanding the above, the Company may terminate the Plan and distribute the Participant’s credited Accounts in the form of a single lump sum. Such a Plan termination may occur only if the following conditions are met, pursuant to Code section 409A and the regulations thereunder.
(1)	No distribution from the plan, aside from distributions pending for the current year, may be made for the first 12 months following Plan termination.

(2)	All distributions from the plan must be made no later than 24 months after the passing of the resolution to terminate the Plan.
Dick’s Sporting Goods Supplemental Smart Savings Plan

(3)	The Company must terminate all similar deferred compensation arrangements for the impacted Participants simultaneously.

(4)	The Company shall not establish a new plan of the same type for 5 years from the date of the original Plan Termination.
Dick’s Sporting Goods Supplemental Smart Savings Plan

Article VIII. MISCELLANEOUS
8.1	Unfunded Plan
This Plan is an unfunded deferred compensation arrangement for Eligible Employees. While it is the intention of the Company that this Plan shall be unfunded for federal tax purposes and for purposes of Title I of ERISA, the Company may establish a grantor trust to satisfy part or all of its Plan payment obligations so long as the Plan remains unfunded for federal tax purposes and for purposes of Title I of ERISA. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any employee or other person. To the extent any person acquires a right to receive a payment from the Company under the Plan, such right shall be no greater than that of an unsecured general creditor of the Company.

8.2	Nonguarantee of Employment
Nothing contained in the Plan shall be construed as a contract of employment between the Company and any Participant, or as a right of any Participant to be continued in the employment of the Company, or as a limitation of the right of the Company to discharge any Participant with or without cause.

8.3	Nonalienation of Benefits
(a)	Except as may be required by law and Section 6.5 of the Plan, benefits payable under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, whether voluntary or involuntary. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits under the Plan shall be void. The Company shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits under the Plan.

(b)	Notwithstanding Section 8.3(a) of the Plan, if a Participant is indebted to the Company at any time when payments are to be made by the Company to the Participant under the provisions of the Plan, the Company shall have the right to reduce the amount of payment to be made to the Participant (or the Participant’s beneficiary) to the extent of such indebtedness. Any election by the Company not to reduce such payment shall not constitute a waiver of its claim for such indebtedness.

Dick’s Sporting Goods Supplemental Smart Savings Plan

8.4	Taxes and Withholding
For each Plan Year in which the Participant defers a portion of Compensation under this Plan, the Company will withhold from the Participant’s non-deferred Compensation the Participant’s share of FICA and other employment taxes. FICA taxes will also be withheld from Participant’s non-deferred compensation upon any step-up in vesting on the Dick’s Matching Deferral Account.

8.5	Applicable Law
This Plan shall be construed and enforced in accordance with the laws of the United States and the Commonwealth of Pennsylvania.

8.6	Headings and Subheadings
Headings and subheadings in this Plan are inserted for convenience only and are not to be considered in the construction of the provisions.

8.7	Successors
The Company and its affiliates shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company and its affiliates (taken as a whole) expressly to assume and agree to perform under the terms of the Plan in the same manner and to the same extent that the Company and its affiliates would be required to perform it if no such succession had taken place (provided that such a requirement to perform which arises by operation of law shall be deemed to satisfy the requirements for such an express assumption and agreement), and in such event the Company and its affiliates (as constituted prior to such succession) shall have no further obligation under or with respect to the Plan.

8.8	No Guarantee of Tax Consequences
Neither the Committee nor the Company may make any commitment or guarantee that any amounts paid to or for the benefit of a Participant under this Plan will be excludable from the Participant’s gross income for federal or state or local income tax purposes, or that any other federal or state or local tax treatment will apply to or be available to any Participant. It shall be the obligation of each Participant to determine whether each payment under this Plan is excludable from the Participant’s gross income for federal, state, and local income tax purposes. In addition, while the Company intends to have this Plan comply with Section 409A of the Code, this section may impose upon Participants certain taxes or other charges for which the Participant is solely responsible.
Dick’s Sporting Goods Supplemental Smart Savings Plan

Article IX. ADMINISTRATION OF THE PLAN
9.1	Powers and Duties of the Executive Benefits Committee
The Board of Directors, or its appointed designee, shall appoint members of the Committee. The Committee will be responsible for the administration of the Plan, subject to Rule 303A.05 of the New York Stock Exchange Listed Company Manual and the Company’s Compensation Committee Charter. The Committee shall have full responsibility to represent the Company and the Participants in all things it may deem necessary for the proper administration of the Plan. Subject to the terms of the Plan, the decision of the Committee upon any question of fact, interpretation, definition or procedures relating to the administration of the Plan shall be conclusive The responsibilities of the Committee shall include the following:
(a)	Verifying all procedures by which payments to Participants and their beneficiaries are authorized.

(b)	Deciding all questions relating to the eligibility of employees to become Participants in the Plan.

(c)	Interpreting the provisions of the Plan in all particulars.

(d)	Establishing and publishing rules and regulations for carrying out the Plan.

(e)	Preparing an individual record for each Participant in the Plan, which shall be available for examination by such Participant, or authorized persons.

(f)	Reviewing and answering any denied claim for benefits that has been appealed to the Committee under the provisions of this Article.

(g)	Engaging vendors to execute the operations of the Plan.

(h)	At the direction of the Company, revise the maximum deferral permitted pursuant to Section 4.2(c) of the Plan.

(i)	At the direction of the Company, determine on an annual basis the rate of discretionary matching credit made to the Participant’s Dick’s Matching Deferral Account.
Dick’s Sporting Goods Supplemental Smart Savings Plan

9.2	Claims Procedure
(a)	Filing of Claim. Any Participant or beneficiary under the Plan may file a written claim for a Plan benefit with the Committee or with a person named by the Committee to receive claims under the Plan.

(b)	Notice of Denial of Claim. In the event of a denial or limitation of any benefit or payment due to or requested by any Participant or beneficiary under the Plan (“claimant”), the claimant shall be given a written notification, including electronic communication, containing specific reasons for the denial or limitation of the benefit. The written notification shall contain specific reference to the pertinent Plan provisions on which the denial or limitation of the benefit is based. In addition, it shall contain a description of any other material or information necessary for the claimant to perfect a claim, and an explanation of why such material or information is necessary. The notification shall further provide appropriate information as to the steps to be taken if the claimant wishes to appeal the denial or limitation of benefit and submit a claim for review. This written notification shall be given to a claimant within 90 days after receipt of the claim by the Committee unless special circumstances require an extension of time for process of the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of said 90-day period, and such notice shall indicate the special circumstances which make the postponement appropriate.

(c)	Right of Review. In the event of a denial or limitation of the claimant’s benefit, the claimant or the claimant’s duly authorized representative shall be permitted to review pertinent documents free of charge upon request and to submit to the Committee issues and comments in writing. In addition, the claimant or the claimant’s duly authorized representative may make a written request for a full and fair review of the claim and its denial by the Committee; provided, however, that such written request must be received by the Committee within 60 days after receipt by the claimant of written notification of the denial or limitation of the claim. The 60-day requirement may be waived by the Committee in appropriate cases.

(d)	Decision on Review. A decision shall be rendered by the Committee within 60 days after the receipt of the request for review, provided that where special circumstances require an extension of time for processing the decision, it may be postponed on written notice to the claimant (prior to the expiration of the initial 60-day period) for an additional 60 days, but in no event shall the decision be rendered more than 120 days after the receipt of such request for review. Any decision by the Committee shall be furnished to the claimant in writing and shall set forth the specific reasons for the decision and the specific plan provisions on which the decision is based.
Dick’s Sporting Goods Supplemental Smart Savings Plan

(e)	Important Timing Rules. Any claim for benefits must be filed with the Committee within six months of when the benefits were due or such claim will be forever barred. If a Participant’s claim for benefits is denied in whole or in part, such Participant may file suit only in a state or federal court in Allegheny County, Pennsylvania. Before such Participant may file suit in a state or federal court, Participant must exhaust the Plan’s administrative claims procedure. If any such judicial or administrative proceeding is undertaken, the evidence presented will be strictly limited to the evidence timely presented to the Committee. In addition, any such judicial or administrative proceeding must be filed within six (6) months after the Committee’s final decision or such claim will be forever barred.
EXECUTION OF DOCUMENT

Attest:	Dick’s Sporting Goods, Inc.

/s/ William R. Newlin SECRETARY	By Title:	/s/ Jay G. Crosson SVP — HR
	Date:	6/28/06
Dick’s Sporting Goods Supplemental Smart Savings Plan